Exhibit 99.1

Contacts:	Investor Relations:	Corporate Communications:
	Brent Anderson	Jane Hays
	Director Investor Relations	Vice President-Corp. Develop.
	(972) 543-8207	(972) 543-8123

MERITAGE HOMES ISSUES $150 MILLION 7.73 PERCENT SENIOR SUBORDINATED NOTES,
USES PROCEEDS TO PAY DOWN REVOLVING CREDIT FACILITY BALANCE

SCOTTSDALE, Ariz., Feb. 26, 2007 (PRIME NEWSWIRE) – Meritage Homes Corporation (NYSE:MTH) today announced the private placement of $150 million aggregate principal amount of 7.73% Senior Subordinated Notes due April 30, 2017 to qualified institutional buyers. The Company used the proceeds of $147.2 million from the offering to pay down borrowings under its revolving credit facility.

The new 7.73% Senior Subordinated Notes have been issued only to qualified institutional buyers in the United States under Rule 144A of the Securities Act. The issuance of the notes has not been registered under the Securities Act or any state securities laws, and the notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release does not and will not constitute an offer to sell or the solicitation of an offer to buy the 7.73% Senior Subordinated Notes.

About Meritage Homes Corporation

Meritage Homes Corporation (NYSE:MTH) is a leader in the homebuilding industry. The Company is ranked by Builder magazine as the 13th largest homebuilder in the U.S. and was selected in 2006 for the fourth consecutive year to Forbes’ “Platinum 400 – Best-Managed Big Companies in America.” Meritage is in the S&P SmallCap 600 Index, ranks #615 on the 2006 Fortune 1000 list and has appeared on Fortune’s “Fastest Growing Companies in America” list in six of the last eight years. Meritage operates in many of the dominant homebuilding markets of the southern and western United States, including six of the top 10 single-family housing markets in the country, and has reported 19 consecutive years of record revenue through 2006. For more information about the Company, visit www.meritagehomes.com. Meritage is a member of the Public Home Builders Council of America (www.phbca.org).

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include those regarding the Company’s use of the proceeds from the senior subordinated notes issued. Such statements are based upon the current beliefs and expectations of Company management and current market conditions, which are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The Company makes no commitment, and disclaims any duty, to update any forward-looking statements to reflect future events or changes in these expectations.

Meritage’s business is subject to a number of risks and uncertainties, including: interest rates and changes in the availability and pricing of residential mortgages; housing affordability; the effects of home sale cancellations; our success in locating and negotiating potential acquisitions; our dependence on key personnel and the availability of satisfactory subcontractors; our investments in land and development joint ventures; successful integration of acquired operations with existing operations, including our acquisitions of Colonial Homes and Greater Homes; challenges relating to the construction of attached product and condominiums; our lack of geographic diversification; our the cost and availability of insurance, including the unavailability of insurance for the presence of mold; our potential exposure to natural disasters; inflation in the cost of materials used to construct our homes; the impact of construction defect and home warranty claims; fluctuations in demand, competition, sales orders, cancellation rates and home prices in our markets; potential write-downs or write-offs of assets, deposits, or pre-acquisition costs; competition from other homebuilders and the resale market; general economic slow downs; governmental regulations concerning development matters and the environment; legislative or other initiatives that seek to restrain growth or new housing construction or similar measures; consumer confidence, which can be impacted by economic and other factors such as terrorism, war, or threats thereof and changes in energy prices or stock markets; our exposure to obligations under performance and surety bonds, performance guarantees and letters of credit; materials and labor costs; our ability to take certain actions because of restrictions contained in the indentures for our senior notes and the agreement for our unsecured credit facility; demand for and acceptance of our homes; changes in the availability and pricing of real estate in the markets in which we operate; our ability to acquire additional land or options to acquire additional land on acceptable terms, particularly in our start-up markets; our level of indebtedness and our ability to raise additional capital when and if needed; and other factors identified in documents filed by us with the Securities and Exchange Commission, including those set forth in our Form 10-K for the year ended December 31, 2006, under the caption “Risk Factors.” As a result of these and other factors, the Company’s stock and note prices may fluctuate dramatically.

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